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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Starcraft Corporation and Subsidiaries
Goshen, Indiana

We consent to the incorporation by reference in this Registration Statement of Starcraft Corporation on Form S-2 of our report dated November 21, 2001 on the consolidated financial statements of Starcraft Corporation and Subsidiaries as of September 30, 2001 and October 1, 2000 and for each of the three years in the period ending September 30, 2001 included in the Annual Report (Form 10-K) for the years ending September 30, 2001.

                                               /s/ Crowe, Chizek and Company LLP
                                               ---------------------------------
                                               Crowe, Chizek and Company LLP


Elkhart, Indiana
July 23, 2002